May 9, 1995

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

                     Re: Registration Statement on Form S-4
                         (Commission File No. 33-57987)

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 (Commission File No. 33-57987)(the "Registration Statement"), of up to 9,683,020 shares of Common Stock, par value $.01 per share, of the Company (the "Merger Shares") to be issued pursuant to that certain Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995, among the Company and Surgical Health Corporation (the "Plan of Merger"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Merger Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, it is our opinion that:

         1. The Merger Shares have been duly authorized; and

         2. Upon issuance and delivery of the Merger Shares as contemplated in the Registration Statement and the Plan of Merger, the Merger Shares will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.
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HEALTHSOUTH Corporation
May 9, 1995
Page 2


         We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus--Joint Proxy Statement which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                                   Very truly yours,

                                          HASKELL SLAUGHTER YOUNG & JOHNSTON
                                                 Professional Association


                                             By  /s/ J. Brooke Johnston, Jr.
                                                 __________________________
                                                  J. Brooke Johnston, Jr.

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